Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Immersion Corporation and the effectiveness of Immersion Corporation’s internal control over financial reporting dated March 14, 2011, appearing in the Annual Report on Form 10-K of Immersion Corporation for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

San Jose, California

June 29, 2011